Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact: Alison Ziegler, Darrow Associates (201)220-2678

aziegler@darrowir.com www.usecology.com

US ECOLOGY BOARD REAFFIRMS CAPITAL ALLOCATION STRATEGY

Boise, Idaho – May 29, 2018 – US Ecology, Inc. (NASDAQ: ECOL) (“the Company”) today announced that its Board of Directors has completed the annual review of the Company’s capital allocation priorities. As part of this review, the Board approved the extension of the Company’s $25 million stock repurchase program, which was set to expire on June 6, 2018. The Board also reaffirmed its commitment to the Company’s quarterly dividend of $0.18 per common share for 2018.

Jeff Feeler, Chairman and Chief Executive Officer, commented, “The Company’s strong cash flow generation has allowed us to reduce our debt, strengthen our balance sheet and provide capacity for ongoing growth investments. As we look ahead, our capital allocation priorities remain unchanged. We will continue to prioritize organic growth initiatives as well as high quality, strategic acquisitions that are complementary to our business. The Board has also reaffirmed its commitment to the dividend. Finally, the extension of the repurchase program provides additional opportunity to deploy capital through stock purchases.”

The Company’s stock repurchase program allows for purchases to be made from time to time in the open market or through privately negotiated transactions. The timing of any purchases will be based upon prevailing market conditions and other factors. With the extension, the program will now remain in effect until June 6, 2020, unless further extended by the Board of Directors. The share buyback program does not obligate the Company to acquire any specific number of shares in any period, and may be expanded, extended, modified or discontinued at any time without prior notice. Funding for this program could come from available corporate funds, including cash on hand, revolving credit facility borrowings and future cash flows.

ABOUT US ECOLOGY, INC.

US Ecology, Inc. is a leading North American provider of environmental services to commercial and government entities. The Company addresses the complex waste management needs of its customers, offering treatment, disposal and recycling of hazardous, non-hazardous and radioactive waste, as well as a wide range of complementary field and industrial services. US Ecology’s focus on safety, environmental compliance, and best–in-class customer service enables us to effectively meet the needs of our customers and to build long-lasting relationships. US Ecology has been protecting the environment since 1952 and has operations in the United States, Canada and Mexico. For more information, visit www.usecology.com.

Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on management's beliefs and assumptions, which in turn are based on currently available information. Important assumptions include, among others, those regarding demand for Company services, expansion of service offerings geographically or through new or expanded service lines, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include the replacement of non-recurring event clean-up projects, a loss of a major customer, our ability to permit and contract for timely construction of new or expanded disposal cells, our ability to renew our operating permits or lease agreements with regulatory bodies, loss of key personnel, compliance with and changes to applicable laws, rules, or regulations, access to insurance, surety bonds and other financial assurances, a deterioration in our labor relations or labor disputes, our ability to perform under required contracts, failure to realize anticipated benefits and operational performance from acquired operations, adverse economic or market conditions, government funding or competitive pressures, incidents or adverse weather conditions that could limit or suspend specific operations, access to cost effective transportation services, fluctuations in foreign currency markets, lawsuits, our willingness or ability to repurchase shares or pay dividends, implementation of new technologies, limitations on our available cash flow as a result of our indebtedness and our ability to effectively execute our acquisition strategy and integrate future acquisitions.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission (the “SEC”), we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance. Before you invest in our common stock, you should be aware that the occurrence of the events described in the "Risk Factors" sections of our annual and quarterly reports could harm our business, prospects, operating results, and financial condition.